INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the merger of Cavalier Holdings, Inc. (“Cavalier”) and Emissary Capital Group, LLC (“Emissary”), (the “Merger”).  The unaudited pro forma combined financial statements were prepared using the historical financial statements of Cavalier and Emissary.  The unaudited pro forma combined financial information should be read in conjunction with the Cavalier Holdings, Inc. unaudited financial statements as of and for the six months ended June 30, 2009 which are included in its June 30, 2009 Quarterly Report on Form 10-Q and the Cavalier Holdings, Inc. historical audited financial statements as of December 31, 2008 and for the year then ended which are included in its December 31, 2008 Annual Report on Form 10-K. The financial information of Emissary is filed together with this Unaudited Pro Forma Condensed Combined Financial Statements on Form 8-K.

The unaudited pro forma combined balance sheet as of December 31, 2008 combines the audited balance sheet of Cavalier as of December 31, 2008 and the audited balance sheet of Emissary as of December 31, 2008 and assumes that the Merger was consummated on December 31, 2008.

The unaudited pro forma combined statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 assume that the Merger was consummated at the beginning of the periods presented.  The unaudited pro forma combined statement of operations for the year ended December 31, 2008 combines the audited statement of operations of Cavalier for the year ended December 31, 2008 with the audited statement of operations of Emissary for the period from November 5, 2008 (inception) through December 31, 2008.  The unaudited pro forma combined statement of operations for the six months ended June 30, 2009 combines the unaudited statement of operations of Cavalier and Emissary for the six months ended June 30, 2009.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

CAVALIER HOLDINGS, INC. AND EMISSARY CAPITAL GROUP, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2008

	Cavalier Holdings	Emissary Capital	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Assets
Cash and cash equivalents	$2,600	$217,651	$225,000	b.	$445,251
Prepaid expenses	—	5,076	—		5,076
Total current assets	2,600	222,727	225,000		450,327

Other assets	—	17,200	—	.	17,200
Total assets	$2,600	$239,927	$225,000		$467,527
Liabilities
Accrued expenses	27,209	4,755	—		31,964
Deferred revenue	—	13,125	—		13,125
Advance from officer/related party	11,059	22,276	—		33,335
Total current liabilities	38,268	40,156	—		78,424
Stockholders’ equity
Common stock	400	—	1,205	a.	1,628
			23	b.
Additional paid-in capital	6,899	—	224,977	b.	412,704
			180,828	a.
Member equity	—	225,000	(225,000)	a.
Accumulated deficit	(42,967)	(25,229)	42,967	a.	(25,229)
Total stockholders’ equity	(35,668)	199,771	225,000		389,103
Total liabilities and stockholders’ equity	$2,600	$239,927	$225,000		$467,527

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.
To record the issuance of  12,047,500 new shares of Cavalier Holdings, Inc. common stock, par value $0.0001, and the elimination of Emissary Capital Group, LLC member equity and Cavalier Holdings, Inc. pre-merger accumulated deficit.

b.	To record the sale of 225,000 shares of Cavalier Holdings, Inc. common stock, par value $0.0001, to investors for $225,000.

CAVALIER HOLDINGS, INC. AND EMISSARY CAPITAL GROUP, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Cavalier Holdings Historical	Emissary Capital Historical	Pro Forma Adjustments	Pro Forma Combined

Revenues
Net sales	$—	$4,375	$—	$4,375

Cost of sales	—	—	—	—

Gross profit	—	4,375	—	4,375

Operating expenses	19,259	29,604	—	48,863

Net loss	$(19,259)	$(25,229)	$—	$(44,488)

Net loss per common share	$(0.0048)	$(0.0113)		$(0.0027)

Average common and common equivalent shares	4,000,000	2,230,263		16,272,500

CAVALIER HOLDINGS, INC. AND EMISSARY CAPITAL GROUP, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009

	Cavalier Holdings	Emissary Capital	Pro Forma	Pro Forma
	Historical	Historical	Adjustments	Combined

Revenues
Net sales	$—	$12,099	$—	$12,099

Cost of sales	—	—	—	—

Gross profit	—	12,099	—	12,099

Operating expenses	12,536	190,987	—	203,523

Net loss	$(12,536)	$(178,888)	$—	$(191,424)

Net loss per common share	$(0.0031)	$(0.0795)		$(0.0118)

Average common and common equivalent shares	4,000,000	2,250,000		16,272,500